AGREEMENT AND PLAN OF MERGER

                                AMONG

                   ADVANTAGE MANAGEMENT HOLDINGS CORP.,



                             KTC/AMG HOLDINGS CORP.,



                             KENAN TRANSPORT COMPANY

                                       AND

                              KTC ACQUISITION CORP.

                                January 25, 2001

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

                                   THE MERGER

Section 1.1       The Merger.................................................1
Section 1.2       Articles of Incorporation..................................2
Section 1.3       Bylaws.....................................................2
Section 1.4       Directors and Officers.....................................2

                                   ARTICLE II

                            Conversion of Securities

Section 2.1       Conversion of Securities...................................2
Section 2.2       Surrender of Certificates..................................3
Section 2.3       No Further Ownership Rights in Company Common Stock........4
Section 2.4       Lost, Stolen or Destroyed Certificates.....................4
Section 2.5       Withholding Rights.........................................4
Section 2.6       Adjustments................................................4

                                   ARTICLE III

                    Representations and Warranties of Company

Section 3.1       Organization and Power.....................................5
Section 3.2       Corporate Authorization....................................5
Section 3.3       Governmental Authorization.................................6
Section 3.4       Non-Contravention..........................................6
Section 3.5       Capitalization of Company..................................7
Section 3.6       Capitalization of Subsidiaries.............................8
Section 3.7       SEC Filings................................................8
Section 3.8       Financial Statements.......................................8
Section 3.9       Disclosure Documents.......................................9
Section 3.10      Absence of Certain Changes.................................9
Section 3.11      No Undisclosed Material Liabilities.......................10
Section 3.12      Litigation................................................11
Section 3.13      Taxes.....................................................11
Section 3.14      Employee Benefit Plans; ERISA.............................12
Section 3.15      Compliance with Laws......................................14
Section 3.16      Licenses and Permits......................................14
Section 3.17      No Default................................................14
Section 3.18      Finders' Fees.............................................15
Section 3.19      Environmental Matters.....................................15
Section 3.20      Title to and Condition of Assets..........................16
Section 3.21      Material Contracts........................................16
Section 3.22      Absence of Certain Business Practices.....................16
Section 3.23      Opinion of Financial Advisor..............................16
Section 3.24      Takeover Statutes.........................................17

                                   ARTICLE IV

             Representations and Warranties of ADVANTAGE AND Parent

Section 4.1       Organization and Power....................................17
Section 4.2       Corporate Authorization...................................17
Section 4.3       Governmental Authorization................................17
Section 4.4       Non-Contravention.........................................17
Section 4.5       Litigation................................................18
Section 4.6       Information Supplied......................................18
Section 4.7       Financing.................................................18

                                    ARTICLE V

                                    Covenants

Section 5.1       Conduct of Company........................................18
Section 5.2       Shareholder Meeting, Proxy Materials......................21
Section 5.3       Access to Information.....................................22
Section 5.4       No Solicitation...........................................22
Section 5.5       Notice of Certain Events..................................23
Section 5.6       Reasonable Best Efforts...................................24
Section 5.7       Cooperation...............................................26
Section 5.8       Public Announcements......................................26
Section 5.9       Further Assurances........................................26
Section 5.10      Director and Officer Liability............................26
Section 5.11      Obligations of Merger Subsidiary..........................28
Section 5.12      Antitakeover Statutes.....................................28
Section 5.13      Employee Benefits.........................................28
Section 5.14      Integration Team..........................................28

                                   ARTICLE VI

                            Conditions to the Merger

Section 6.1       Conditions to the Obligations of Each Party...............29
Section 6.2       Conditions to the Obligations of Parent and Merger
                  Subsidiary................................................29
Section 6.3       Conditions to the Obligations of Company..................29

                                   ARTICLE VII

                                   Termination

Section 7.1       Termination...............................................30
Section 7.2       Effect of Termination.....................................31
Section 7.3       Payments..................................................31

                                  ARTICLE VIII

                                  Miscellaneous

Section 8.1       Notices...................................................33
Section 8.2       Entire Agreement; Non-Survival of Representations and
                  Warranties; Third Party Beneficiaries.....................34
Section 8.3       Amendments; No Waivers....................................34
Section 8.4       Successors and Assigns....................................34
Section 8.5       Governing Law.............................................34
Section 8.6       Jurisdiction..............................................34
Section 8.7       Waiver Of Jury Trial......................................34
Section 8.8       Counterparts; Effectiveness...............................35
Section 8.9       Interpretation............................................35
Section 8.10      Severability..............................................35
Section 8.11      Specific Performance......................................35
Section 8.12      Joint and Several Liability...............................36



EXHIBITS

Exhibit A.........Voting Agreement
Exhibit B.........Plan of Merger

                                  DEFINED TERMS

         "1933 Act" has the meaning given to it in Section 3.7(c).

         "1934 Act" has the meaning given to it in Section 3.3.

         "Acquisition Proposal" has the meaning given to it in Section 5.4.

         "Advantage" has the meaning given to it in the introduction to the Agreement.

         "Advantage  Confidentiality  Agreement"  has the meaning given to it in
          Section 5.3.

         "Agreement" has the meaning given to it in the introduction to the Agreement.

         "Antitrust Law" has the meaning given to it in Section 5.6(b).

         "Certificates" has the meaning given to it in Section 2.2(c).

         "Closing" has the meaning given to it in Section 1.1(b).

         "Closing Date" has the meaning given to it in Section 1.1(b).

         "Code" has the meaning given to it in Section 2.5.

         "Company 10-Q" has the meaning given to it in Section 3.8.

         "Company" has the meaning given to it in the introduction to the Agreement.

         "Company Agreement" has the meaning given to it in Section 3.4.

         "Company  Balance  Sheet Date" has the  meaning  given to it in Section
          3.8.

         "Company Benefit Plans" has the meaning given to it in Section 3.14(a).

         "Company Board" has the meaning given to it in Section 3.2(b).

         "Company  Common Stock" has the meaning  given to it in the  Background
          Statement to this Agreement.

         "Company  Disclosure  Schedule"  has the meaning given to it in Section
          3.1.

         "Company  Financial  Advisor"  has the  meaning  given to it in Section
          3.18.

         "Company Incentive Plan" has the meaning given to it in Section 2.1(d).

         "Company Proxy Statement" has the meaning given to it in Section 3.9.

         "Company Requisite Vote" has the meaning given to it in Section 3.2(a).

         "Company SEC Documents" has the meaning given to it in Section 3.7(a).

         "Company Securities" has the meaning given to it in Section 3.5(a).

         "Company Shareholder Approval" has the meaning given to it in Section 5.2(a).

         "Company Shareholder Meeting" has the meaning given to it in Section 5.2(a).

         "Company Subsidiary Securities" has the meaning given to it in Section 3.6.

         "DOJ" has the meaning given to it in Section 5.6(c).

         "Effective Time" has the meaning given to it in Section 1.1(c).

         "End Date" has the meaning given to it in Section 7.1(b)(i).

         "Environmental Laws" has the meaning given to it in Section 3.19(b)(i).

         "Environmental  Liabilities"  has the  meaning  given to it in  Section
          3.19(b)(ii).

         "ERISA" has the meaning given to it in Section 3.14(a).

         "ERISA Affiliate" has the meaning given to it in Section 3.14(a).

         "Expenses" has the meaning given to it in Section 7.3(b).

         "Financing Letters" has the meaning given to it in Section 4.7.

         "FTC" has the meaning given to it in Section 5.6(c).

         "GAAP" has the meaning given to it in Section 3.8.

         "Governmental Authority" has the meaning given to it in Section 3.3.

         "HSR Act" has the meaning given to it in Section 3.3.

         "Hazardous   Substances"  has  the  meaning  given  to  it  in  Section
         3.19(b)(iii).

         "Indemnified Party" has the meaning given to it in Section 5.10(a).

         "Indemnified Parties" has the meaning given to it in Section 5.10(a).

         "know" or "knowledge" means, with respect to any party, the actual knowledge of such party's executive officers after commercially reasonable investigation and inquiry, except that no such inquiry of third parties who are not employees of the applicable party or its Subsidiaries shall be required under Section 3.17 or Section 5.5.

         "Lien" has the meaning given to it in Section 3.4.

         "Material Adverse Effect" has the meaning given to it in Section 3.1.

         "Material  Company  Agreement"  has the meaning  given to it in Section
         3.21.

         "Merger" has the meaning given to it in Section 1.1(a).

         "Merger Consideration" has the meaning given to it in Section 2.1(a).

         "Merger Subsidiary" has the meaning given to it in the introduction to the Agreement.

         "NCBCA" has the meaning given to it in Section 1.1(a).

         "Options" has the meaning given to it in Section 2.1(d).

         "Parent" has the meaning given to it in the introduction to the Agreement.

         "Payment Agent" has the meaning given to it in Section 2.2(a).

         "Payment Funds" has the meaning given to it in Section 2.2(b).

         "Permits" has the meaning given to it in Section 3.16.

         "Permitted Liens" has the meaning given to it in Section 3.4.

         "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the 1934 Act).

         "Plan of Merger" has the meaning given to it in Section 3.2(b).

         "Proceeding" has the meaning given to it in Section 3.12.

         "SEC" has the meaning given to it in Section 3.7(a).

         "Service" has the meaning given to it in Section 3.13(c).

         "Subsidiary" means when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

         "Superior Proposal" has the meaning given to it in Section 5.4.

         "Surviving Corporation" has the meaning given to it in Section 1.1(a).

         "Takeover Statute" has the meaning given to it in Section 3.24.

         "Tax Return" has the meaning given to it in Section 3.13.

         "Taxes" has the meaning given to it in Section 3.13.

         "Taxing Authority" has the meaning given to it in Section 3.13.

         "Termination Fee" has the meaning given to it in Section 7.3(b).

         "Voting  Agreement"  has  the  meaning  given  to it in the  Background
          Statement to this Agreement.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 25, 2001, among ADVANTAGE MANAGEMENT HOLDINGS CORP., a Delaware corporation ("Advantage"), KTC/AMG HOLDINGS CORP., a Delaware corporation ("Parent"), KENAN TRANSPORT COMPANY, a North Carolina corporation ("Company"), and KTC ACQUISITION CORP., a North Carolina corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

                              Background Statement

         The respective Boards of Directors of Advantage, Parent and Company have (i) each determined that it is in the best interest of their respective companies and shareholders for Parent to acquire Company upon the terms and subject to the conditions set forth herein and (ii) approved the merger of Merger Subsidiary with and into Company on the terms and conditions set forth herein. Pursuant to the Merger, among other things, each issued and outstanding share of the common stock, no par value, of Company ("Company Common Stock") issued and outstanding immediately prior to the effective time, other than shares held directly by Parent and Merger Subsidiary, will be converted into the right to receive in cash the Merger Consideration. The parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

         Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the Frank
H. Kenan 1988 Trust, the 1965 Trust established by Sarah Graham Kenan for the benefit of the family of Frank H. Kenan and certain directors and executive officers of Company are executing and delivering to Parent an agreement substantially in the form of Exhibit A hereto (the "Voting Agreement"), pursuant to which, among other things, each such person is agreeing to vote all of the shares of Company Common Stock owned, beneficially or of record, by him, her or it to approve the Merger.

                             Statement of Agreement

         NOW, THEREFORE, in consideration of the premises and the respective undertakings, conditions, representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I


                            THE MERGER

Section 1.1.......The Merger.
                  ----------

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into Company in accordance with the North Carolina Business Corporation Act, as amended ("NCBCA"), whereupon the separate existence of Merger Subsidiary shall cease and Company shall continue as the surviving corporation (the "Surviving Corporation").

(b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") which shall be no later than the second business day after satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or at such other time, date or place as agreed to in writing by the parties hereto.

(c) Upon the Closing, Company and Merger Subsidiary shall deliver to the North Carolina Secretary of State for filing articles of merger, with the Plan of Merger attached thereto, with regard to the Merger in accordance with the NCBCA, and make all other filings or recordings required by the NCBCA in connection with the Merger. The Merger shall become effective at the time of filing of the articles of merger or at such later time as is agreed to by Parent and Company and specified in the articles of merger (the "Effective Time"). The Merger shall have the effects set forth in Section 55-11-06 of the NCBCA.

Section  1.2.......Articles  of  Incorporation.  Subject to the last sentence of
Section 5.10(b), the articles of incorporation of Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

Section  1.3.......Bylaws.  Subject to the last sentence of Section 5.10(b), the bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

Section  1.4.......Directors  and Officers.  From and after the  Effective  Time until their successors are duly elected or appointed and qualified in accordance with the NCBCA and the articles of incorporation and bylaws of the Surviving Corporation, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE II


                            Conversion of Securities

Section  2.1.......Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Subsidiary or Company:

(a) Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock held directly by Parent or Merger Subsidiary) automatically shall be converted into the right to receive, pursuant to the provisions of this
Section 2.1, $35 in cash without interest (the "Merger Consideration").

(b) Cancellation of Certain Shares. Each share of Company Common Stock held directly by Parent and Merger Subsidiary immediately prior to the Effective Time shall be cancelled and extinguished, and no consideration shall be delivered therefor.

(c) Capital Stock of Merger Subsidiary. Each share of common stock, no par value, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

(d) Employee Stock Options. Each holder of an outstanding employee stock option to purchase shares of Company Common Stock (the "Options") granted under the Company's 1998 Long-Term Incentive Plan (the "Company Incentive Plan") has agreed that, at or immediately prior to the Effective Time, each such Option that has not been exercised prior to such time shall be cancelled, and each such holder of any such Option shall be paid by Parent or the Surviving Corporation for each such Option an amount determined by multiplying (x) the excess, if any, of the Merger Consideration over the applicable per share exercise price of such Option by (y) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time. Such payment shall be made promptly (but not later than ten business days) after the Effective Time.

Section 2.2.......Surrender of Certificates.


(a) Payment Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the payment agent (the "Payment Agent") in the Merger.

(b) Parent to Provide Merger Consideration. At the Closing, Parent shall make available to the Payment Agent for payment in accordance with this Article II a cash amount equal to the aggregate Merger Consideration payable pursuant to
Section 2.1 in exchange for outstanding shares of Company Common Stock, to be held by the Payment Agent for the benefit of and distributed to holders of such shares in accordance with this Agreement. The Payment Agent shall agree to hold such funds (the "Payment Funds") for delivery as contemplated herein. If for any reason the Payment Funds are inadequate to pay the Merger Consideration, Parent shall remain liable and shall promptly make available to the Payment Agent additional funds for the payment thereof. The Payment Funds shall not be used for any purpose except as expressly provided in this Agreement. The Payment Funds shall be invested by the Payment Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Payment Agent to the holders of record of shares of Company Common Stock. Earnings from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of record of shares of Company Common Stock.

(c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Payment Agent to mail to each holder of record as of the Effective Time of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock which were converted into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for effecting the exchange of the Certificates for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in accordance with Section 2.1, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration attributable to the Company Common Stock represented by each such Certificate. No interest shall be paid or accrued on any amount payable upon surrender of any Certificate. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Payment Agent any transfer or similar other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such tax has been paid or is not payable.

(d) No Liability. Notwithstanding anything to the contrary in this Section 2.2, none of the Payment Agent, Parent, Merger Subsidiary, the Surviving Corporation or any other party hereto shall be liable to any person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Termination of Payment Agent. Any Merger Consideration made available to the Payment Agent pursuant to Section 2.2(b) which remains undistributed for six months after the Effective Time pursuant to this Section 2.2 shall be returned by the Payment Agent to the Surviving Corporation, which shall thereafter act as Payment Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to Parent and the Surviving Corporation for payment of any funds to which such holder may be due, subject to applicable law.

Section  2.3.......No  Further  Ownership  Rights in Company  Common Stock.  The
Merger Consideration paid in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time
Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

Section 2.4.......Lost,  Stolen or Destroyed  Certificates.  If any Certificates
shall have been lost, stolen or destroyed, the Payment Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration;
provided, however, that Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section  2.5.......Withholding  Rights.  Each of the Surviving  Corporation  and
Parent shall be entitled, or shall be entitled to cause the Payment Agent, to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Payment Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Payment Agent, as the case may be.

Section  2.6.......Adjustments.  If prior  to the  Effective  Time  there is any change in the outstanding shares of Company Common Stock, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such shares, or stock dividend thereon, the Merger Consideration shall be appropriately adjusted.

ARTICLE III


                     Representations and Warranties of Company

         Company represents and warrants to Parent that:

Section  3.1.......Organization  and Power. Each of Company and its Subsidiaries
is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         For purposes of this Agreement, a "Material Adverse Effect" with respect to Company, Advantage or Parent, as the case may be, means a material adverse effect on (i) the financial condition, business, properties or results of operations of such person and its Subsidiaries, taken as a whole, or (ii) the ability of such person to perform its obligations under or to consummate the transactions contemplated by this Agreement, provided that none of the following shall constitute a Material Adverse Effect: (a) any event, occurrence or development relating to or arising out of general economic conditions; (b) any event, occurrence or development generally affecting the industries in which Company and its Subsidiaries or Advantage and its Subsidiaries operate; or (c) any event, occurrence or development in Company's business after the date hereof attributable solely to actions taken by Parent.

         Section 3.1 of the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a complete list of Company's Subsidiaries and a complete and accurate list of all jurisdictions in which Company and each of its Subsidiaries is qualified to do business as a foreign corporation. Company and its Subsidiaries have no investments (whether through acquisition of an equity investment or otherwise) in any person other than a Subsidiary.

         Company has heretofore made available to Parent or its representatives true and complete copies of Company's articles of incorporation and bylaws, and the articles of incorporation and bylaws (or comparable organization documents) of each Subsidiary, in each case as currently in effect.

Section 3.2.......Corporate Authorization.


(a) The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby are within Company's corporate powers and have been duly authorized by all necessary corporate action required to be taken by Company, except actions by the shareholders as set forth in the next succeeding sentence of this Section 3.2(a). The approval by the holders of a majority of the votes entitled to be cast on the Plan of Merger (the "Company Requisite Vote") is the only vote of any class or series of Company's capital stock necessary to approve and adopt this Agreement, the Plan of Merger and the transactions contemplated thereby. This Agreement has been duly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

(b) The Board of Directors of Company (the "Company Board"), at a meeting duly called and held on January 25, 2001, duly adopted resolutions (i) authorizing the execution and delivery of this Agreement, (ii) adopting the plan of merger attached hereto as Exhibit B ("Plan of Merger"), (iii) approving the Merger,
(iv) determining that the terms of the Merger are fair to and in the best interest of Company and its shareholders and (v) recommending that the shareholders of Company approve this Agreement, the Merger and the Plan of Merger. The Company Board has directed that this Agreement and the Plan of Merger be submitted to the shareholders of Company for their approval. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Company Board shall be permitted to withdraw, modify or change any actions described in clauses (ii)-(v) of the first sentence of this Section 3.2(b) if and to the extent that the Company Board, upon receipt of a Superior Proposal, and after consultation with outside legal counsel, determines in its good faith judgment that such action is necessary for the Company Board to comply with its duties to Company's shareholders under applicable law; provided, however, that prior to publicly withdrawing, modifying or changing its recommendation in favor of approving this Agreement, the Merger and the Plan of Merger, Company shall have given Parent at least seventy-two hours' prior written notice thereof and the opportunity to meet with Company and its counsel and financial advisors.

Section  3.3.......Governmental   Authorization.  The  execution,  delivery  and
performance by Company of this Agreement, and the consummation by Company of the transactions contemplated hereby, require no consent, approval, order or authorization of or other action by or in respect of, or registration, qualification, declaration or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental agency or authority (a "Governmental Authority") other than: (a) the filing of articles of merger with respect to the Merger by the Secretary of State of the State of North Carolina and appropriate documents with the relevant authorities of other states in which Company is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and similar state antitrust statutes; (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act") and similar state securities laws; (d) those that may be required solely by reason of Parent's or Merger Subsidiary's
(as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (e) actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on Company; and (f) filings and notices not required to be made or given until after the Effective Time.

Section  3.4.......Non-Contravention.  Except as set forth in Section 3.4 of the
Company Disclosure Schedule, the execution, delivery and performance by Company of this Agreement do not, and the consummation by Company of the transactions contemplated hereby will not: (a) assuming receipt of the approval of shareholders referred to in Section 3.2(a), contravene or conflict with the articles of incorporation, bylaws or similar organizational documents of Company or any of its Subsidiaries; (b) assuming receipt of the approval of shareholders referred to in Section 3.2(a) and compliance with the matters referred to in
Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Company or its Subsidiaries; (c) require any consent or other action by any person under, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, modification, cancellation or acceleration of any right or obligation of Company or any of its Subsidiaries or to a loss of any benefit to which Company or any of its Subsidiaries is entitled under any provision of any agreement, contract, commitment, arrangement, lease, undertaking or other instrument binding upon Company or any of its Subsidiaries (a "Company Agreement") or any Permit or other similar authorization held by Company or any of its Subsidiaries; (d) result in the triggering of any payment or other obligation under any provision of any Company Agreement or any Permit or similar authorization held by Company or any of its Subsidiaries; or (e) result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries other than a Permitted Lien; all except for such contraventions, conflicts or violations referred to in clause (b) or failures to obtain any consents or other actions by any person or any defaults, rights of termination, modification, cancellation or acceleration or losses referred to in clause (c) that would not, individually or in the aggregate, have a Material Adverse Effect on Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and "Permitted Liens" means (i) Liens disclosed in the Company SEC Documents filed prior to the date hereof, (ii) Liens that are not, individually or in the aggregate, material in character, amount or extent and that do not materially detract from the value or materially interfere with the present use of the assets subject thereto or affected thereby, (iii) Liens for current Taxes not yet due and payable and (iv) Liens for mechanics' or materialmen's liens arising in the ordinary course of business with respect to obligations that are not past due or which are being contested in good faith.

Section 3.5.......Capitalization of Company.


(a) The authorized capital stock of Company consists of 20,000,000 shares of Company Common Stock. As of the close of business on January 25, 2001, 2,420,662 shares of Company Common Stock were issued and outstanding, including 20,200 shares of restricted stock granted under the Company Incentive Plan, and 407,600 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options granted under the Company Incentive Plan. Section 3.5 of the Company Disclosure Schedule contains a true, correct and complete list of all outstanding Options, the holders of such Options and the exercise price thereof. All the outstanding shares of Company Common Stock are, and all shares which may be issued pursuant to the Company Incentive Plan will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock have been, or upon exercise of Options will be, issued in violation of preemptive rights, rights of first refusal or similar rights. Except as set forth in the first sentence of this
Section 3.5(a), there are outstanding (i) no shares of capital stock or other voting securities of Company, (ii) no securities of Company convertible into or exchangeable for shares of capital stock or voting securities of Company, (iii) no phantom shares, stock appreciation rights or similar equity-based rights and
(iv) no options, warrants or other rights to acquire from Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Company, obligating Company to issue, transfer or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company or obligating Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). Except as set forth in Section 3.5 of the Company Disclosure Schedule, none of Company or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities, including as a result of the transactions contemplated by this Agreement.

(b) There are no voting trusts or other agreements or understandings to which Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of Company or any of its Subsidiaries other than the Voting Agreements.

(c) There are no bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Company may vote.

(d) Without  expanding  or limiting  the effect of the  penultimate  sentence of
Section 3.5(a), Company has not entered into, and the Company Board has not adopted or authorized the adoption of, a shareholder rights plan or similar agreement.

Section  3.6.......Capitalization of Subsidiaries. All the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of Company are owned (of record and beneficially) by Company, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) other than a Permitted Lien. There are no outstanding (i) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Company, or (ii) options or other rights to acquire from Company or any of its Subsidiaries, and no other obligation of Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities").

Section 3.7.......SEC Filings.


(a) Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1997. True, complete and correct copies of all such filings, including exhibits, made by Company since such date (the "Company SEC Documents") have been furnished to Parent.

(b) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act complied in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

(c) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"), complied in all material respects with the requirements of the 1933 Act and as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

Section  3.8.......Financial  Statements.  The  audited  consolidated  financial statements and unaudited consolidated interim financial statements of Company included in Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 (the "Company 10-Q"), respectively, comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements that are not likely to be material to Company and its Subsidiaries as a whole). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of Company as of September 30, 2000 set forth in the Company 10-Q.

Section  3.9.......Disclosure  Documents. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in any documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, including the proxy statement of Company to be filed with the SEC in connection with the Merger, and any amendment or supplement thereto (the "Company Proxy Statement"), will, at the respective times such documents are filed and, in the case of the Company Proxy Statement, the date the Company Proxy Statement or any such amendment or supplement is first mailed to shareholders of Company and at the time such shareholders vote on the adoption and approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will comply in all material respects with the applicable requirements of the 1934 Act and the NCBCA. No representation or warranty is made by Company with respect to statements made or incorporated by reference in the Company Proxy Statement based on information supplied by Advantage, Parent or Merger Subsidiary specifically for inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.10......Absence of Certain Changes. Except as disclosed in the Company
SEC  Documents  filed prior to the date of this  Agreement  or as  disclosed  in
Section 3.10 of the Company Disclosure Schedule, since September 30, 2000, Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice, and there has not been:

(a) any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Company;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company other than quarterly cash dividends in an amount not in excess of $0.0775 per share, or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Company or any of its Subsidiaries;

(c) any amendment of any term of any outstanding security of Company or any of its Subsidiaries that would materially increase the obligations of Company or such Subsidiary under such security;

(d) any (i) incurrence or assumption by Company or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) in the ordinary course of business consistent with past practice or (ii) guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Company or any of its Subsidiaries for the obligations of any other person (other than any wholly-owned Subsidiary of Company), other than in the ordinary course of business consistent with past practice;

(e) any creation or assumption by Company or any of its Subsidiaries of any Lien on any asset of Company or any of its Subsidiaries other than a Permitted Lien incurred in the ordinary course of business consistent with past practice;

(f) any making of any loan, advance or capital contribution to or investment in any person by Company or any of its Subsidiaries other than (i) any acquisition permitted by Section 5.1, (ii) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Company or (iii) loans or advances to employees of Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

(g) any (i) acquisition or disposition of any assets or business of the Company or any of its Subsidiaries except as permitted by Section 5.1 or (ii) modification, amendment, assignment, termination or relinquishment by Company or any of its Subsidiaries of any contract, license or other right that, individually or in the aggregate, would have a Material Adverse Effect on Company, other than, in the case of clauses (i) or (ii) of this Section 3.10(g), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

(h) any revaluing in any material respect of the assets of Company or any of its Subsidiaries, including without limitation writing down the value of any assets or inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practices or as required by GAAP;

(i) any material change in any method of accounting or accounting principles or practice by Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP;

(j) any (i) grant of the right to receive any severance, retention or termination pay to any current or former director, officer or employee of Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Company or any of its Subsidiaries, (iii) increase in or acceleration in vesting of benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase or acceleration in vesting or payment of compensation, bonus or other benefits payable to current or former directors, officers or employees of Company or any of its Subsidiaries other than, in the case of clause (iv) only, normal increases in compensation, bonus or other benefits payable to employees of Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

(k) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at December 31, 1999, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

(l) any loss or termination of, or a material adverse change in the relationship with, any (i) customer that accounted for more than two percent (2%) of Company's revenues in the year ended December 31, 1999 or 2000, or is, as of the date hereof, expected to account for more than two percent (2%) of Company's revenues for the year ended December 31, 2001, or (ii) supplier that, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect;

(m) any material delay or postponement, outside the ordinary course of business, in the payment of accounts payable and other liabilities;

(n) any action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 5.1 hereof; or

(o) any agreement to take any actions specified in this Section 3.10, except for this Agreement.

Section 3.11......No  Undisclosed Material  Liabilities.  Except as permitted by
Section 3.10(d), there have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Company or any of its Subsidiaries since September 30, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto, in the Company SEC Documents filed prior to the date hereof or on Section 3.11 of the Company Disclosure Schedule;

(b) liabilities or obligations, other than liabilities or obligations referred to in clause (c) of this Section 3.11, incurred in the ordinary course of business;

(c) liabilities and obligations arising out of any breach of contract, breach of warranty, tort, injury caused to another, lawsuit or violation of law that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Company;

(d) liabilities and obligations not incurred in the ordinary course of business that are not in excess of $50,000 in the aggregate; and

(e) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

Section  3.12......Litigation.  There  is  no  action,  suit,  investigation  or proceeding (collectively, "Proceeding") pending against, or to the knowledge of Company, threatened against or affecting, Company or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, would have a Material Adverse Effect on Company, nor is there any judgment, decree, injunction, rule that names Company or any Subsidiary or otherwise is specific to Company or any Subsidiary or order of any Governmental Authority or arbitrator outstanding against Company or any of its Subsidiaries having any such effect. No Governmental Entity has indicated in writing addressed to Company or any Subsidiary an intention to conduct any audit, investigation or other review with respect to Company or any of its Subsidiaries which investigation or review, individually or in the aggregate, would have a Material Adverse Effect on Company. Each currently pending Proceeding seeking damages in excess of $50,000 has been timely reported to all applicable insurance carriers and no reservation of rights or denial of coverage has been issued by any such carrier.

Section  3.13......Taxes.  Except as set forth in  Section  3.13 of the  Company
Disclosure Schedule:

(a) Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Company or any of its Subsidiaries is or has been a member, has timely filed (or has had timely filed on its behalf) all material Tax Returns required by applicable law to be filed by it, and all such material Tax Returns are true, correct and complete in all material respects;

(b) Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) all Taxes shown as due on their respective Tax Returns;

(c) The federal income Tax Returns of Company have been examined and settled with the Internal Revenue Service (the "Service") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through December 31, 1995;

(d) There are no Liens for Taxes other than Permitted Liens on any of the assets of Company or its Subsidiaries;

(e) Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

(f) None of Company or its Subsidiaries is a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except among themselves;

(g) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to a material amount of Taxes or a material Tax Return of Company or its Subsidiaries, and none of them has received a written notice or has any knowledge of any proposed audit or proceeding;

(h) With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and payable, Company and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements; and

(i) No payment which Company or its Subsidiaries is obligated to pay to any current or former director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code or will be non-deductible pursuant to Section 162(m) of the Code.

         "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Service or any other taxing authority (whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, whether paid or received, fines, penalties or additional amounts, and any joint, several and/or transferee liabilities, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority in any jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 3.14......Employee Benefit Plans; ERISA.


(a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, there are no employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA), maintained by Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Company would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which Company or any of its Subsidiaries has or may have a liability (the "Company Benefit Plans"). Except as disclosed in Section 3.14(a) of the Company Disclosure Schedule (or as otherwise permitted by this Agreement): (1) neither Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or materially modify or change any existing Company Benefit Plan that would affect any employee or terminated employee of Company or any ERISA Affiliate; and (2) since September 30, 2000, there has been no material change, amendment, modification to, or adoption of, any Company Benefit Plan. Company has made available, or has caused to be made available, to Parent (i) current, accurate and complete copies of all documents embodying each Company Benefit Plan, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto;
(ii) the two most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation ss. 2520.104-23, if any, filed for each Company Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) each material communication received by or furnished since January 1, 1996 to Company or any ERISA Affiliate from the Service, Pension Benefit Guaranty Corporation, the Department of Labor or any other Governmental Authority with respect to each Company Benefit Plan, including the most recent determination letter received from the Service, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (vi) if the Company Benefit Plan is funded, the most recent annual and periodic accounting of such Company Benefit Plan assets; (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan; and (viii) all summary plan descriptions and all other material written communications distributed to employees since January 1, 1996 relating to any Company Benefit Plan.

(b) With respect to each Company Benefit Plan, except as specifically disclosed in Section 3.14(b) of the Company Disclosure Schedule: (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and since its inception has been so qualified, and a determination letter has been issued by the Service to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in compliance in all material respects with its terms and applicable law; (iii) no non-exempt prohibited transaction within the meaning of
Section 406 of ERISA has occurred; (iv) no Lien imposed under the Code or ERISA exists; (v) all contributions and premiums due (including any extensions for such contributions and premiums) with respect to all periods prior to the Effective Time (on a pro rata basis consistent with past practice, where otherwise accrued at year-end) have been or will be paid in full prior to the Effective Time or adequately reserved for in Company's financial statements; and
(vi) there are no actions, proceedings, arbitrations, suits or claims pending or, to the knowledge of Company, threatened (other than routine claims for benefits) against Company or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan.

(c) Except as specifically disclosed in Section 3.14(c) of the Company Disclosure Schedule, neither Company nor any ERISA Affiliate has incurred any liability, direct or indirect, contingent or otherwise, under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) or Section 302 of ERISA or
Section 412 of the Code that has not been satisfied in full prior to the Effective Time except for any such liability that has been reflected on the Company Balance Sheet. No Company Benefit Plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

(d) With respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(l) of ERISA), except as specifically disclosed in Section 3.14(d) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees (and their beneficiaries and dependents) of Company or any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA.

(e) Except with respect to payments under the agreements and programs specified in Section 3.14(e) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Company Benefit Plan.

(f) Except as disclosed in Schedule 3.14(f) of the Company Disclosure Schedule, none of Company, the ERISA Affiliates or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any "multiemployer plan" (within the meaning of Section (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the
Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA. Company and each ERISA Affiliate has complied in all material respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA. Each Company Benefit Plan may be unilaterally terminated and/or amended by Company at any time without damage or penalty. Neither Company nor any ERISA Affiliate has any unfunded liabilities pursuant to any Company Benefit Plan that is not intended to be qualified under Section 401(a) of the Code for which due and sufficient accruals have not been made in their respective books and records and financial statements.

(g) Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Company, (i) there is no labor strike, slowdown or work stoppage or lockout against Company or any of its Subsidiaries and (ii) there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board. Except as set forth on
Section 3.14(g) of the Company Disclosure Schedule, there is no representation, claim or petition pending before the National Labor Relations Board and, to the knowledge of Company, no concerted effort relating to representation exists with respect to the employees of Company or any of its Subsidiaries. Neither Company nor any Subsidiary has instituted any general "freeze" of, or delayed or deferred in any material respect the grant of, any cost-of-living or other salary adjustments for any of its employees.

Section  3.15......Compliance  with Laws.  Company and its  Subsidiaries  are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Authority applicable to their respective businesses or operations, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect on Company.

Section 3.16......Licenses and Permits. Each of Company and its Subsidiaries has
in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except where the absence of or defaults under any such Permits, individually or in the aggregate, would not have a Material Adverse Effect on Company. No Permit is subject to revocation or forfeiture by virtue of any existing circumstances, there is no litigation pending or, to the knowledge of Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or, to the knowledge of Company, investigation that would reasonably be likely to affect such Permit, where the effect of the foregoing, individually or in the aggregate, would have a Material Adverse Effect on Company.

Section  3.17......No  Default.  Each Company Agreement is a valid,  binding and enforceable obligation of Company and, to the knowledge of Company, the other party thereto, and in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Company. None of Company or any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective articles of incorporation or bylaws or similar organizational documents or (ii) except as disclosed in
Section 3.17 of the Company Disclosure Schedule, any Company Agreement, except in the case of this clause (ii) for defaults or violations that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on Company.

Section  3.18......Finders'  Fees.  Except  for  First  Union  Securities,  Inc.
("Company Financial Advisor"), Company has not engaged any investment banker, broker, finder, other intermediary or other person which would be entitled to any brokerage, finder's or similar fee or commission from Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 3.19......Environmental Matters.


(a) Except as set forth in Schedule 3.19 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed prior to the date hereof:

(i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Company, threatened by any person or Governmental Authority against, Company or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect on Company;

(ii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by Company or any of its Subsidiaries, or to the knowledge of Company, on any adjacent properties, which circumstance, individually or in the aggregate, would have a Material Adverse Effect on Company; and

(iii) there are no Environmental Liabilities that, individually or in the aggregate, have had or would have a Material Adverse Effect on Company.

(b) For purposes of this Section, the following terms shall have the meanings set forth below:

(i) "Environmental Laws" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise Hazardous Substances, wastes or materials;

(ii) "Environmental Liabilities" means any and all liabilities of or relating to Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) arise under or relate to matters covered by Environmental Laws and (B) arise from actions occurring or conditions existing on or prior to the Effective Time; and

(iii) "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

(c) Company has made available to Parent each written environmental investigation, study, audit, test, review or other analysis conducted since January 1, 1995 of which Company has knowledge and possession in relation to the current or prior business of Company and its Subsidiaries or any property or facility now or previously owned or leased by Company or any Subsidiary.

Section 3.20 Title to and Condition of Assets. Company or one of its Subsidiaries (a) has good and marketable title to or a valid leasehold interest under a capitalized lease in all assets recorded on the Company Balance Sheet, free and clear of all Liens other than Permitted Liens, except for assets disposed of in the ordinary course of business consistent with past practice since such date, and (b) has a valid leasehold or other interest in all other assets used by it in its business, except in the case of clauses (a) or (b) of this Section 3.20 for exceptions to the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Company. All of the improvements on real property and fixtures, machinery, equipment and other tangible personal property and assets owned or used by Company or its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which would not, individually or in the aggregate, have a Material Adverse Effect on Company.

Section 3.21 Material Contracts. As of the date hereof, except as set forth in the Company SEC Documents filed prior to the date hereof or in Section 3.21 of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to or bound by (a) any material contracts (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (b) any agreement or other instrument for borrowed money or guarantees thereof, (c) any agreement, commitment, arrangement or other instrument (other than with a customer of Company or any of its Subsidiaries) which involves the payment or receipt of more than $500,000 per annum, (d) any agreement, commitment, arrangement or other instrument with a customer of Company or any of its Subsidiaries which involves the payment or receipt of more than $1,000,000 per annum or (e) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict Company or any of its Subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area (collectively, the "Material Company Agreements").

Section 3.22 Absence of Certain Business Practices. None of Company, any of its Subsidiaries or any directors, officers, agents or employees of Company or any of its Subsidiaries has (i) used any funds of Company or any of its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment on behalf of Company or any of its Subsidiaries to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment on behalf of Company or any of its Subsidiaries.

Section 3.23 Opinion of Financial Advisor. Company has received the opinion of Company Financial Advisor to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock in connection with the Merger is fair to such holders from a financial point of view.

Section 3.24 Takeover Statutes. Articles 9 and 9A of the NCBCA are not applicable to the Merger or the other transactions contemplated by this Agreement. To Company's knowledge, no "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to Company or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

ARTICLE IV

             Representations and Warranties of ADVANTAGE AND Parent

         Advantage and Parent represent and warrant to Company that:

Section 4.1 Organization and Power. Each of Advantage, Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Advantage owns all the fully-diluted equity of Advantage Management Group, Inc., an Ohio corporation.

Section 4.2 Corporate Authorization. The execution, delivery and performance by Advantage, Parent and Merger Subsidiary of this Agreement and the consummation by Advantage, Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Advantage, Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Advantage and Parent. No vote of any class or series of Advantage's or Parent's capital stock is necessary in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Advantage, Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Advantage, Parent and Merger Subsidiary, enforceable against Advantage, Parent and Merger Subsidiary, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

Section 4.3 Governmental Authorization. The execution, delivery and performance by Advantage, Parent and Merger Subsidiary of this Agreement, and the consummation by Advantage, Parent and Merger Subsidiary of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than: (a) the filing of articles of merger with respect to the Merger by the Secretary of State of the State of North Carolina;
(b) compliance with any applicable requirements of the HSR Act and similar state antitrust statutes; (c) compliance with any applicable requirements of the 1934 Act and similar state securities laws; (d) those that may be required solely by reason of Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (e) actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on Advantage or Parent; and (f) filings and notices not required to be made or given until after the Effective Time.

Section 4.4 Non-Contravention. The execution, delivery and performance by Advantage, Parent and Merger Subsidiary of this Agreement do not, and the consummation by Advantage, Parent and Merger Subsidiary of the transactions contemplated hereby will not: (a) contravene or conflict with the articles of incorporation, bylaws or similar organizational documents of Advantage, Parent, Merger Subsidiary or any of their respective Subsidiaries; (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Advantage, Parent or Merger Subsidiary; (c) require any consent or other action by any person under, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or result in the triggering of any payment or other obligations under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Advantage, Parent, Merger Subsidiary or any of their respective Subsidiaries or to a loss of any benefit to which Advantage, Parent, Merger Subsidiary or any of their respective Subsidiaries is entitled under any provision of any agreement, contract, commitment, arrangement, lease, undertaking or other instrument binding upon Advantage, Parent, Merger Subsidiary or any of their respective Subsidiaries or any license, franchise, permit or other similar authorization held by Advantage, Parent, Merger Subsidiary or any of their respective Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of Advantage, Parent, Merger Subsidiary or any of their respective Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or failures to obtain any consents or other actions or any defaults, payments, obligations, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Advantage or Parent.

Section 4.5 Litigation. There is no action, suit, investigation or proceeding pending or, to the knowledge of Advantage or Parent, threatened against Advantage, Parent, Merger Subsidiary or any of their respective assets or properties to prohibit or restrain the ability of Advantage, Parent or Merger Subsidiary to enter into this Agreement or consummate the transactions contemplated hereby.

Section 4.6 Information Supplied. None of the information supplied or to be supplied by Advantage, Parent and Merger Subsidiary for inclusion or incorporation by reference in any documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, including the Company Proxy Statement, will, at the respective times such documents are filed and, in the case of the Company Proxy Statement, the date the Company Proxy Statement or any amendment or supplement is first mailed to shareholders of Company and at the time such shareholders vote on the adoption and approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Advantage or Parent with respect to statements made or incorporated by reference in the Company Proxy Statement based on information supplied by Company specifically for inclusion or incorporation by reference in the Company Proxy Statement.

Section 4.7 Financing. Advantage has delivered to Company true and correct copies of signed letters with respect to the financing (the "Financing Letters") obtained by it in connection with the transactions contemplated hereby. Assuming full funding under the Financing Letters, the aggregate proceeds under the Financing Letters will provide Parent with sufficient funds to effect all the transactions contemplated hereby. The Financing Letters are in full force and effect, and Advantage is not aware of any fact, occurrence or condition that would cause the Financing Letters to be terminated or ineffective or any of the conditions therein not to be met.

ARTICLE V

                            Covenants

Section 5.1 Conduct of Company. Company covenants and agrees that, from the date hereof until the Effective Time, except as expressly provided otherwise in this Agreement, including Sections 3.10 and 5.1 of the Company Disclosure Schedule, or as reasonably necessary for Company to fulfill its obligations hereunder, Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable best efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of Parent (which approval shall not be unreasonably withheld):

(a)  Company   will  not  adopt  or  propose  any  change  in  its  articles  of incorporation or any change in its bylaws;

(b) Company will not, and will not permit any of its Subsidiaries to, (i) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (ii) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly- owned Subsidiaries);

(c) Company will not, and will not permit any of its Subsidiaries to, make any investment in or acquisition of any business of any person or any material amount of assets, except for (i) acquisitions for cash not to exceed $250,000 in the aggregate for all acquisitions and (ii) without duplication, any capital expenditure permitted by Section 5.1(j);

(d) Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, close, shut down or otherwise dispose of any assets, except sales, leases, licenses, closings, shutdowns or other dispositions of assets in the ordinary course of business consistent with past practice, including without limitation the disposition of tractors and trailers in connection with the acquisition of replacement tractors and trailers;

(e) Company will not, and will not permit any of its Subsidiaries to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than (i) cash dividends payable by Company in an amount not in excess of $0.0775 per share per calendar quarter and (ii) dividends paid by any wholly-owned Subsidiary of Company to Company or any other wholly-owned Subsidiary of Company;

(f) Company will not, and will not permit any of its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Company or its Subsidiaries, other than (i) issuances of Company Common Stock pursuant to the exercise of stock-based awards or options (including under the plan described in Section 3.5(a)) outstanding on the date hereof, and (ii) issuances by any Subsidiary of Company to Company or any other wholly-owned Subsidiary of Company;

(g) Company will not, and will not permit any of its Subsidiaries to, redeem, purchase or otherwise acquire, directly or indirectly, any of Company's capital stock, other than the acquisition of any such stock in payment of the purchase price or any Tax-related obligations upon exercise of stock-based awards or options (including under the plan described in Section 3.5(a));

(h) Company will not, and will not permit any of its Subsidiaries to, move the location, close, shut down or otherwise eliminate Company's headquarters;

(i) Company will not, and will not permit any of its Subsidiaries to, (i) except in connection with investments or acquisitions permitted by Section 5.1(c) or
Section 5.1(j), (A) enter into (or commit to enter into) any new lease (except pursuant to commitments for such lease entered into as of the date hereof) or
(B) purchase or acquire or enter into any agreement to purchase or acquire any real estate (except pursuant to commitments existing as of the date hereof that are disclosed in Section 5.1(i) of the Company Disclosure Schedule), or (ii) except in the ordinary course of business or as otherwise permitted by this
Section 5.1, (A) enter into any contract or agreement, (B) modify, amend or terminate any Material Company Agreement or (C) waive, release or assign any material rights or claims;

(j) Company will not, and will not permit any of its Subsidiaries to, make any capital expenditures except those committed to as of the date hereof, which aggregate no more than $5,000,000;

(k) Company will not, and will not permit any of its Subsidiaries to, (i) incur or assume any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) in the ordinary course of business consistent with past practice, (ii) guarantee, endorse, incur or assume (whether directly, contingently or otherwise) the obligations of any other person (other than any wholly-owned Subsidiary of Company), other than in the ordinary course of business consistent with past practice, or (iii) make any loan, advance or capital contribution to or investment in any person other than (a) any acquisition permitted by Section 5.1(c) or Section 5.1(j) or (ii) loans, advances, capital contributions or investment to any Subsidiaries or consistent with past practice;

(l) Company will not, and will not permit any of its Subsidiaries to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action in this clause (l) would have the effect of materially increasing the aggregate Tax liability or materially reducing the aggregate tax assets of Company and its Subsidiaries, taken as a whole;

(m) Company will not, and will not permit any of its Subsidiaries to, (i) increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or existing agreements or commitments, (ii) accelerate the vesting, funding or payment of any compensation payment or benefit except as required by existing agreements or commitments or
(iii) hire any employee with an annual compensation level in excess of $100,000, except for employees who are not executive officers and are hired on an "at-will" basis in the ordinary course of business consistent with past practices;

(n) Company will not, and will not permit any of its Subsidiaries to, (i) amend any existing Company Benefit Plan other than as required by law or (ii) enter into or adopt any new employee benefit plans (including any plans for the benefit of current or former employees or directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in
Section 3(3) of ERISA), other than as permitted by Section 5.1(m);

(o) Company will not, and will not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, litigation, arbitration, liabilities or other controversies (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Documents or incurred in accordance with
Section 3.11, or waive any benefits of, or agree to modify in any respect, any confidentiality, standstill or similar agreements to which Company or any of its Subsidiaries is a party;

(p) Company will not, and will not permit any of its Subsidiaries to, accelerate any income, postpone any expense or reverse any reserve, except on a basis consistent with past practice or as otherwise required by law;

(q) Company will not, and will not permit any of its Subsidiaries to, revalue in any material respect the assets of Company or any of its Subsidiaries, including without limitation writing down the value of any assets or inventory or writing off notes or accounts receivable, other than as required by GAAP;

(r)  Company  will  not,  and  will  not  permit  any  of its  Subsidiaries  to,
voluntarily   permit  any  material  insurance  policy  naming  Company  or  any
Subsidiary as a beneficiary or loss payable payee to be canceled or terminated;

(s) Company will not, and will not permit any of its Subsidiaries to, take, or agree to take, any action that would materially impair the ability of Company, Parent or Merger Subsidiary to consummate the Merger in accordance with the terms hereof or materially delay such consummation, other than as permitted by this Agreement;

(t) Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; and

(u) Company will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time (or, in the case of representations and warranties that are not qualified by reference to the term "Material Adverse Effect" and/or derivatives or variations of such term, inaccurate in any material respect at, or as of any time prior to, the Effective Time).

Section 5.2       Shareholder Meeting, Proxy Materials.


(a) Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable (subject to the receipt of all necessary approvals) after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Plan of Merger (the "Company Shareholder Approval"). Except as provided in the next sentence, the Company Board shall recommend approval and adoption of this Agreement and the Plan of Merger by Company's shareholders. The Company Board shall be permitted to (i) not recommend to Company's shareholders that they give the Company Shareholder Approval or (ii) withdraw or modify in a manner adverse to Parent its recommendation to Company's shareholders that they give the Company Shareholder Approval, only if and to the extent that the Company Board, upon receipt of a Superior Proposal, and after consultation with and after taking into account the advice of outside legal counsel, determines in its good faith judgment that such action is necessary for the Company Board to comply with its duties to Company's shareholders under applicable law.

(b) In connection with the Company Shareholder Meeting, Company shall, as soon as practicable following the execution of this Agreement, prepare and file with the SEC a preliminary Company Proxy Statement and use its reasonable best efforts to respond to any comments of the SEC and to cause the Company Proxy Statement to be mailed to Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC. Company shall give Parent and its counsel the opportunity to review the Company Proxy Statement and all amendments and supplements thereto prior to their being filed with the SEC. Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Company Proxy Statement or for additional information and will supply Parent with copies of all correspondence between Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement or the Merger. If at any time prior to the Company Shareholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, Company will promptly prepare and mail to its shareholders such an amendment or supplement. Company will not mail the Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects after being afforded the opportunity to review the same if such objection reasonably relates to the accuracy or completeness in all material respects of the disclosure set forth therein. Parent and Merger Subsidiary shall cooperate with Company in the preparation of the Company Proxy Statement and in responding to comments of the SEC, and Parent and Merger Subsidiary shall promptly notify Company if any information supplied by them for inclusion in the Company Proxy Statement shall have become false or misleading, and shall cooperate with Company in disseminating the Company Proxy Statement, as so amended or supplemented, to correct any such false or misleading information.

Section 5.3 Access to Information. From the date hereof until the Effective Time and subject to applicable law, Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives (including without limitation Parent's lenders (and such lenders' counsel)) reasonable access during normal business hours to the offices, properties, books and records of Company and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct Company's employees, auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of Company and its Subsidiaries. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter agreement addressed to the Company Financial Advisor executed by Advantage or its Subsidiaries as to confidentiality and other matters (the "Advantage Confidentiality Agreement"). Advantage, Parent and Merger Subsidiary hereby acknowledge and agree that they and their respective Subsidiaries and affiliates are bound by and subject to the provisions of the Advantage Confidentiality Agreement. No investigation or information furnished pursuant to this Section
5.3 shall affect any representations or warranties made by Company in this Agreement.

Section 5.4 No Solicitation. From the date hereof until the termination hereof, Company will not, and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of Company and its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto, or disclose any nonpublic information relating to Company or any of its Subsidiaries or afford access to the properties, books or records of Company or any of its Subsidiaries to, any person that has made any Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this
Section 5.4 shall prevent Company from furnishing nonpublic information to, affording access to properties, books and records or entering into discussions or negotiations with, any person in connection with a bona fide Acquisition Proposal received from such person if (i) Company has complied with the terms of this Section 5.4, (ii) the Company Board determines in good faith that such Acquisition Proposal could lead to a Superior Proposal and, after consultation with and taking into account the advice of outside legal counsel, determines in its good faith judgment that such action is necessary for the Company Board to comply with its duties to Company's shareholders under applicable law, (iii) prior to furnishing nonpublic information to, affording access to properties, books and records to or entering into discussions or negotiations with, such person, Company receives from such person an executed confidentiality agreement with terms no less favorable to Company than those contained in the Advantage Confidentiality Agreement (including the standstill provisions) and (iv) contemporaneous with furnishing any such information to such person or group, Company furnishes such information to Parent (to the extent such information has not been previously furnished by Company to Parent); provided, further, that nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14e-2 or 14d-9 under the 1934 Act with regard to an Acquisition Proposal. Company will promptly (but in any event within 48 hours) notify (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal) Parent after receipt of any Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, or any request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person that is considering making, or has made, an Acquisition Proposal, and shall promptly provide copies of any proposals, indications of interest, draft agreements and correspondence relating to such Acquisition Proposal. Company will, and will cause the other persons listed in the first sentence of this Section 5.4 to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal. Subject to compliance with their duties, as determined in good faith by the Company Board, and subject to the exceptions set forth in this
Section 5.4, the Company Board shall not authorize Company to waive any standstill or confidentiality provisions contained in agreements to which Company is a party or to which Company is subject. Without limiting the generality of the foregoing, the parties hereto understand and agree that any violation of the restrictions of this Section 5.4 by any executive officer, director, investment banker, consultant or other independent agent of Company or its Subsidiaries shall be deemed to be a breach of this Section 5.4 by Company.

         For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) a merger or other business combination involving Company or any of its Subsidiaries, (ii) the acquisition of any equity interest in, or a substantial portion of the assets of, Company or any of its Subsidiaries, other than open market purchases of, or an offer for, a bona fide de minimus equity interest, or for an amount of assets not material to Company and its Subsidiaries taken as a whole, that Company has no reason to believe could lead to a change in control of Company or to the acquisition of a substantial portion of the assets of Company and its Subsidiaries or (iii) any similar transaction the effect of which would be reasonably likely to prohibit, restrict or delay consummation of the Merger. For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal on terms that the Company Board determines in its good faith judgment (after consultation with and taking into account the advice of a financial advisor and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to and timing of consummation) are more favorable to Company's shareholders than this Agreement and the Merger taken as a whole, and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board.

Section 5.5       Notice of Certain Events.


(a)      Company and Parent shall promptly notify each other of:

(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii) any representation or warranty made by it contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification) which becomes untrue or incorrect in any respect that individually or in the aggregate (when taken together with all other representations and warranties that are untrue or incorrect) has had or would have a Material Adverse Effect on the party giving such notice;

(iv) the failure by it to perform, or comply with, in any material respect any of its obligations, covenants, or agreements contained in this Agreement and such failure, either individually or in the aggregate, has had or would have a Material Adverse Effect on the party giving such notice; or

(v) Company obtaining knowledge of a material breach by Parent, or Parent obtaining knowledge of a material breach by Company, of their respective representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses
         (iii) or (iv) above.

(b)      Company shall promptly notify Parent of:

(i) any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under (1) any Material Company Agreement or (2) any other Company Agreement if any such defaults, individually or in the aggregate, have had or would have a Material Adverse Effect on Company; and

(ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Company or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

(c)      Parent shall promptly notify Company of:

(i) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Advantage, Parent or any of their respective Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

(ii) any fact, occurrence or condition that has caused or would be reasonably likely to cause the Financing Letters to be terminated or ineffective or any of the conditions contained therein not to be met.

(d) No notification under this Section 5.5 shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.6       Reasonable Best Efforts.


(a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties (provided that if obtaining any such consent, approval or waiver would require any action other than the payment of a nominal amount, such action shall be subject to the consent of Parent, not to be unreasonably withheld), (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Company shall give Parent the opportunity to participate, on an advisory basis, in the defense of any shareholder litigation against Company and/or its directors relating to the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, each party shall also refrain from taking, directly or indirectly, any action contrary or inconsistent with the provisions of this Agreement, including action that would impair such party's ability to consummate the Merger and the other transactions contemplated hereby.

(b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other applicable Antitrust Law with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Law as soon as practicable. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(c) Each of Parent and Company shall, in connection with the efforts referenced in Section 5.6(b) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) unless prohibited by applicable law, permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) Nothing in this Agreement shall require any of Parent and its Subsidiaries or Company and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct any portion of their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct any portion of their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent, Company or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Authority or any other person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

Section 5.7 Cooperation. Without limiting the generality of Section 5.6, the parties shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 5.8 Public Announcements. So long as this Agreement is in effect, the parties will consult with each other before issuing any press release or making any SEC filing or other public statement (including any broadly issued statement or announcement to employees) with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

Section 5.9 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.10      Director and Officer Liability.


(a) Parent agrees that at all times after the Effective Time, it shall, or shall cause the Surviving Corporation, its Subsidiaries and their respective successors to, indemnify (subject to the provisions of Section 5.10(d)) each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of Company or of any of its Subsidiaries, its successors and assigns (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as an employee, agent, officer or director of Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, the transactions contemplated by this Agreement, whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the 1933 Act, the 1934 Act or state law. Notwithstanding the foregoing, Parent shall not be required to indemnify any Indemnified Party for any liability or expense incurred by such Indemnified Party on account of activities which were at the time taken known or believed by such Indemnified Party to be clearly in conflict with the best interests of Company. Parent's and the Surviving Corporation's obligation under this Section 5.10(a) shall continue for a period of six years following the Effective Time; provided, however, that if any claim is asserted or any situation, proceeding or investigation commenced within such six-year period, all rights to indemnification with respect thereto shall continue until the final disposition thereof.

(b) Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing terms and conditions which are no less advantageous in the aggregate to the persons currently covered by such policies as insured, except to the extent any provisions in such insurance are no longer generally available in the market) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the aggregate annual premiums for such insurance during such six-year period shall exceed 250% of the per annum rate of the aggregate premium currently paid by Company and its Subsidiaries for such insurance on the date of this Agreement (which Company represents is no more than $80,000), then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, obtain as much coverage as can reasonably be obtained at an annual premium equal to 250% of such rate; and provided further that notwithstanding the foregoing, Parent may satisfy its obligations under this Section 5.10(b) by purchasing a "tail" policy under Company's existing directors' and officers' insurance policy that (i) has an effective term of six years from the Effective Time, (ii) covers those persons who are currently covered, or will be covered on or prior to the Effective Time, by Company's directors' and officers' insurance policy in effect on the date hereof for actions and omissions occurring on or prior to the Effective Time and (iii) contains terms and conditions (including without limitation coverage amounts) that are at least as favorable in the aggregate as the terms and conditions of Company's directors' and officers' insurance policy in effect on the date hereof. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section
5.10. The rights under this Section 5.10 are in addition to rights that an Indemnified Party may have under the articles of incorporation, bylaws, or other similar organizational documents of Company or any of its Subsidiaries or North Carolina law. The rights under this Section 5.10 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause the Surviving Corporation and any of its Subsidiaries (or their successors) to maintain in effect, for a period of no less that the longer of
(i) six years following the Effective Time and (ii) the termination of any applicable statute of limitations for any possible claims or causes of actions against the Indemnified Parties, the provisions of the articles of incorporation and bylaws of Company existing on the date hereof providing for exculpation or indemnification of any Indemnified Parties (including with respect to facts or circumstances occurring at or prior to the Effective Time and the advancement of expenses incurred in the defense of any action or suit) to the fullest extent permitted by law, and during such period the articles of incorporation and bylaws of the Surviving Corporation shall not, unless required by applicable law, be amended or modified to reduce the rights of indemnity or exculpation afforded to the Indemnified Parties, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights of indemnity or exculpation or the ability to indemnify or exculpate.

(c) Without limiting the rights of any Indemnified Party under Section 5.10(b), any Indemnified Party wishing to claim indemnification under Section 5.10(a) shall promptly notify the Surviving Corporation, upon learning of any such claim, action, suit, proceeding or investigation, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent or the Surviving Corporation. The Surviving Corporation may, at its own expense: (i) participate in the defense of any claim, suit, action or proceeding; or (ii) at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, unless the Indemnified Parties (or any of them) determine in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict or any significant issue between the positions of Parent and any of such Indemnified Parties, provided that the Surviving Corporation's counsel shall be reasonably satisfactory to the Indemnified Parties. If the Surviving Corporation assumes such defense, the Indemnified Parties shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Surviving Corporation. Whether or not the Surviving Corporation chooses to assume the defense of any such claim, suit, action or proceeding, the Surviving Corporation and Parent shall cooperate in the defense thereof. If the Surviving Corporation fails to so assume the defense thereof, the Indemnified Parties may retain counsel reasonably satisfactory to the Surviving Corporation and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel promptly after statements therefor are received, provided that each applicable Indemnified Party has executed an undertaking to repay such amounts if it is ultimately determined that such Indemnified Party is not entitled to be indemnified by Parent under Section 5.10(a). Neither Parent nor the Surviving
Corporation  shall be liable for any  settlement  effected  without  its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to a single action unless any Indemnified Party determines in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

(d) The obligations of Parent and the Surviving Corporation under Section 5.10(a) are subject to the conditions that each Indemnified Party shall comply with the reasonable requests of the Surviving Corporation and Parent in defending or settling any action for which indemnification is sought and that any Indemnified Party shall approve any proposed settlement of any such action if (i) such settlement involves no finding or admission of any liability (or any plea of nolo contendre by such Indemnified Party), and (ii) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Surviving Corporation or Parent.

Section 5.11 Obligations of Merger Subsidiary. Advantage will take all actions necessary to cause Parent and Merger Subsidiary to perform, and Parent will take all action necessary to cause Merger Subsidiary to perform, their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.12 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

Section 5.13 Employee Benefits. Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, (i) honor all obligations under employment or severance agreements of Company or its Subsidiaries and (ii) pay all benefits to the extent vested or which become vested in the ordinary course of business through the Effective Time under employee benefit plans, programs, policies and arrangements of Company or its Subsidiaries in accordance with the terms thereof.

Section 5.14 Integration Team. Parent and Company shall, as soon as reasonably practicable after the signing of this Agreement, create a task force comprised of key employees of Parent and Company which shall review the policies and procedures of Parent and Company and make recommendations for the successful integration of the business of Company into the business of Parent.

ARTICLE VI

                 Conditions to the Merger

Section 6.1 Conditions to the Obligations of Each Party. The obligations of Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of Company by the Company Requisite Vote;

(b) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired; and

(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger.

Section 6.2 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

(a) Company shall have performed in all material respects all its obligations and complied in all material respects with all its covenants hereunder required to be performed or complied with by it at or prior to the Effective Time;

(b) the representations and warranties of Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" and materiality qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);

(c) no event, occurrence or development shall have occurred since the date of this Agreement and be continuing that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Company; and

(d) Parent shall have received a certificate signed by the chief executive officer and chief financial officer of Company to the effect set forth in clauses (a), (b) and (c).

Section 6.3 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger are subject to the satisfaction (or waiver by Company) of the following further conditions:

(a) Parent shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Effective Time;

(b) the representations and warranties of Advantage and Parent contained in this Agreement shall be true and correct in all respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Advantage or Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" and materiality qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded); and

(c) Company shall have received a certificate signed by the chief executive officer and chief financial officer of Advantage and Parent to the effect set forth in clauses (a) and (b).

ARTICLE VII

                      Termination

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of Company):

(a)      by mutual written consent of Company, Parent and Merger Subsidiary;

(b)      by either Company or Parent:

(i)      if the Merger has not been consummated by June 30, 2001 (the "End
         Date"); or

(ii) if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the Company Requisite Vote at a duly held meeting of shareholders or any adjournment thereof;

(c) by either Company or Parent (so long as such party has complied in all material respects with its obligations under Section 5.6), if consummation of the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining Company or Parent from consummating the Merger is entered and such injunction, judgment, order or decree shall become final and nonappealable;

(d)      by Company:

(i) if the Company Board shall have received an Acquisition Proposal which the Company Board has determined is a Superior Proposal; provided (1) Company shall have given Parent at least seventy-two hours' advance notice of any termination pursuant to this Section 7.1(d)(i), (2) during such seventy-two hour period Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent if Parent so requests to make such adjustments in the terms and conditions of this Agreement as would enable Company to proceed with the transactions contemplated hereby, and (3) if required, Company shall have made the payment referred to in Section 7.3(b) hereof; or

(ii) upon a breach of any representation, warranty, covenant or agreement of Parent, or if any representation or warranty of Advantage or Parent shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within 30 days following written notice from Company such that the conditions set forth in Section 6.3(a) and 6.3(b) would be incapable of being satisfied by the End Date;

(e)      by Parent:

(i) (x) the Company Board shall have withdrawn, or modified or changed in a manner adverse to Parent, its approval or recommendation of this Agreement and the Merger or shall have recommended a Superior Proposal with a person other than Parent or its Subsidiaries, (y) Company shall have entered into a definitive agreement providing for a Superior Proposal with a person other than Parent or its Subsidiaries or (z) the Company Board shall have resolved to do any of the foregoing;

(ii) upon a breach of any representation, warranty, covenant or agreement of Company, or if any representation or warranty of Company shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within a reasonable period of time following written notice from Parent such that the conditions set forth in
         Section 6.2(a) and 6.2(b) would be incapable of being satisfied by the End Date; or

(iii) upon a knowing, willful and material breach by any member of the Company Board or any of Company's financial or legal advisors of the provisions of Section 5.4, if such breach shall not have been cured within a reasonable period of time following written notice from Parent.

         The party desiring to terminate this Agreement pursuant to clauses (b),
(c), (d) or (e) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.1, specifying the provision hereof pursuant to which such termination is effected.

Section 7.2 Effect of Termination.  If this Agreement is terminated  pursuant to
Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in
Section 7.2 and in Section 7.3 and the Advantage Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful material breach by that party of this Agreement. Notwithstanding anything else contained in this Agreement, (A) the right to terminate this Agreement under this Section 7.1 shall not be available to any party whose failure to fulfill its obligations or to comply with its covenants under this Agreement in all material respects has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder, and (B) no party that is in material breach of its obligations hereunder shall be entitled to any payment of any amount from the other party pursuant to Section 7.3(b) or 7.3(c).

Section 7.3       Payments.


(a) Except as otherwise specified in this Section 7.3 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that each of Parent and Company shall bear and pay one-half of the filing fees under the HSR Act.

(b) If at the time of termination of this Agreement none of Advantage, Parent or Merger Subsidiary is in material breach of its representations, warranties, covenants or agreements under this Agreement and:

(i) Company shall terminate this Agreement pursuant to Section 7.1(d)(i) hereof or Parent shall terminate this Agreement pursuant to Section 7.1(e)(i) hereof, or

(ii) (x) Company or Parent shall terminate this Agreement pursuant to Section 7.1(b)(ii) or Parent shall terminate this Agreement pursuant to Section 7.1(e)(ii) (provided that the breach or failure to perform by Company giving rise to Parent's right to terminate under Section 7.1(e)(ii) shall be willful and material), (y) prior to such termination (but after the date of this Agreement), a bona fide Acquisition Proposal shall have been communicated in writing to the Company Board, publicly disclosed or made directly to Company's shareholders or any person shall have publicly announced or communicated in writing to the Company Board an intention (whether or not conditional) to make a bona fide Acquisition Proposal, and (z) within nine months of such termination Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then Company shall pay to Parent an amount equal to $3,500,000 (the "Termination Fee"), payable by wire transfer of immediately available funds, such payment to be made (A) in the case of a termination contemplated by clause (b)(i), no later than immediately prior to such termination (or within one (1) business day following such termination, if by Parent), and (B) in the case of a termination contemplated by clause (b)(ii), on the earlier of the date Company enters into a definitive agreement or an Acquisition Proposal is consummated. Simultaneously with the payment of the Termination Fee, Company shall reimburse Parent for all of its documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including documented fees and expenses of accountants, attorneys and financial advisors and commitment fees to lenders) up to an aggregate of $750,000 (the "Expenses"). Notwithstanding anything herein to the contrary, any amount paid by Company to Parent pursuant to Section 7.3(c) shall reduce, on a dollar-for-dollar basis, the aggregate amounts payable pursuant to this Section 7.3(b). Acceptance by Parent of such payments shall constitute conclusive evidence that this Agreement has been validly terminated and upon payment of such amounts Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement. Company acknowledges that the agreements contained in this
Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If Parent shall successfully bring an action to enforce its rights under this Section 7.3(b), Company shall reimburse Parent for its reasonable fees and expenses in connection therewith and shall pay Parent interest on the Termination Fee and Expenses from the date such amounts become payable to the date of payment at the prime rate in effect on the date the Termination Fee became payable as published in The Wall Street Journal.

(c) If Parent shall terminate this Agreement pursuant to Section 7.1(e)(iii), then Company shall pay to Parent an amount equal to the Expenses and 50% of the Termination Fee (but in no event shall such amount in the aggregate be greater than $2,125,000), payable by wire transfer of immediately available funds no later than one business day following such termination. Acceptance by Parent of such payment shall constitute conclusive evidence that this Agreement has been validly terminated and upon payment of such amount Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement. Company acknowledges that the agreements contained in this
Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If Parent shall successfully bring an action to enforce its right under this Section 7.3(c), Company shall reimburse Parent for its reasonable fees and expenses in connection therewith and shall pay Parent interest on the amount payable to Parent pursuant to the first sentence of this Section 7.3(c) from the date such amount becomes payable to the date of payment at the prime rate in effect on the date such payment becomes payable as published by The Wall Street Journal.

ARTICLE VIII

                           Miscellaneous

Section 8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

         if to Advantage or Parent, to:     Advantage Management Holdings Corp.
                                            KTC/AMG Holdings Corp.
                                            4895 Dressler Road North West
                                            Canton, Ohio 44718
                                            Telecopy:  (330) 491-1471
                                            Attention:  Dennis A. Nash
                                          President and Chief Executive Officer

         with a copy to (which shall
         not constitute notice):            Fulbright & Jaworski L.L.P.
                                            666 Fifth Avenue

                            New York, New York 10103

                             Telecopy: 212-318-3400

                          Attention: Paul Jacobs, Esq.

         if to Company, to:                 Kenan Transport Company
                                            University Square - West
                                            143 W. Franklin Street
                                         Chapel Hill, North Carolina  27516-3910
                                            Telecopy:  (919) 929-5295
                                            Attention:  Lee P. Shaffer
                                           President and Chief Executive Officer

with a copy to: (which shall       Schell Bray Aycock Abel & Livingston P.L.L.C.
 not constitute notice)             Suite 1500 Renaissance Plaza
                              230 North Elm Street
                              Greensboro, North Carolina  27401
                            Telecopy: (336) 370-8830

                            Attention: Braxton Schell

         and to:                            Robinson, Bradshaw & Hinson, P.A.
                                            101 North Tryon Street, Suite 1900
                                            Charlotte, North Carolina  28246
                                            Telecopy:  (704) 378-4000
                                            Attention:  Russell M. Robinson, II
                                                        David W. Dabbs

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.1 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.1. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.2 Entire Agreement; Non-Survival of Representations and Warranties; Third Party Beneficiaries.


(a) This Agreement (including any exhibits hereto) and the Advantage Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement, the Advantage Confidentiality Agreement or any provision hereof or thereof is intended to confer on any person other than the parties hereto or thereto any rights or remedies (except that Articles I and II and Sections 5.10 and 5.13 are intended to confer rights and remedies on the persons specified therein).

(b) The representations and warranties of Company and Parent contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 8.3       Amendments; No Waivers.


(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement and the Plan of Merger by the shareholders of Company, there shall be made no amendment that by law requires further approval by shareholders without the further approval of such shareholders.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.4 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

Section 8.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of North Carolina (without regard to principles of conflict of laws).

Section 8.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought against any of the parties in any federal court located in the State of North Carolina, or any North Carolina state court located in Orange County, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of North Carolina. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

Section 8.7 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 8.9 Interpretation. When a reference is made in this Agreement to a Section or Company Disclosure Schedule, such reference shall be to a Section of this Agreement or to the Company Disclosure Schedule as applicable, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to mean January 25, 2001. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree (a) that subclause (i) of Section 3.10(l) shall not be construed to establish any standard of materiality and (b) that the occurrence of any event described in such Section 3.10(l)(i) shall not necessarily, in and of itself, constitute a Material Adverse Effect.

Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of North Carolina or any North Carolina state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Joint and Several Liability. Advantage, Parent and Merger Subsidiary hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by any of them in this Agreement.

                  [The remainder of this page is left blank intentionally]

         IN WITNESS WHEREOF, the parties have hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                          ADVANTAGE MANAGEMENT HOLDINGS CORP.

                      By: /s/Dennis A. Nash
                         ------------------
                      Name: Dennis A. Nash
                      Title: President and Chief Executive Officer

                           KTC/AMG HOLDINGS CORP.
                      By: /s/Dennis A. Nash
                         ------------------
                      Name: Dennis A. Nash
                      Title: President and Chief Executive Officer

                          KENAN TRANSPORT COMPANY

                      By: /s/Lee P. Shaffer
                          ------------------
                      Name: Lee P. Shaffer
                      Title: President and Chief Executive Officer

                          KTC ACQUISITION CORP.
                      By: /s/Dennis A. Nash
                         ------------------
                      Name: Dennis A. Nash
                      Title: President and Chief Executive Officer

                                    Exhibit A

                              SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT (this "Agreement") is dated as of January __, 2001, and is by and among KTC Acquisition Corp., a North Carolina corporation ("Merger Sub"), KTC/AMG Holdings Corp., a Delaware corporation
("Parent"), and the shareholder listed on Schedule A hereto (the "Shareholder").


                                    RECITALS

         WHEREAS, Advantage Management Holdings Corp., a Delaware corporation, Parent and Merger Sub have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Kenan Transport Company, a North Carolina corporation (the "Company"), which provides, among other things, upon the terms and subject to the conditions thereof, that the Merger Sub will merge with and into the Company (the "Merger") and all the outstanding shares of Common Stock, no par value, of the Company ("Company Common Stock") (other than shares of Company Common Stock held by Merger Sub and Parent) will be converted into the right to receive $35 per share in cash (capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement); and

         WHEREAS, as of the date hereof, the Shareholder owns (beneficially or of record) the number of shares of Company Common Stock set forth opposite the Shareholder's name on Schedule A hereto (the "Existing Shares"); and

         WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholder has agreed, to vote, in accordance with the terms of this Agreement, all the Existing Shares and any shares of Company Common Stock which may hereafter be acquired by the Shareholder (collectively, the "Shares") in favor of the Merger Agreement and the transactions contemplated thereby.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

                       COVENANTS OF THE SHAREHOLDER

Section 1.1 Disposition or Encumbrance of Shares. Except as contemplated by this Agreement, the Shareholder shall not, directly or indirectly: (a) sell, transfer, tender, assign, hypothecate, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, tender, assignment, hypothecation, encumbrance or other disposition of, any or all of the Shares or an interest therein; or (b) grant any proxies or powers of attorney with respect to the Shares, deposit the Shares into a voting trust or enter into a voting agreement with respect to the Shares.

Section 1.2 Solicitation of Transactions. The Shareholder shall not, directly or indirectly: (a) solicit, initiate or encourage (including by way of furnishing nonpublic information) inquiries or proposals concerning any Acquisition Proposal or have discussions or negotiations with any third party (other than Parent or Merger Sub) regarding any Acquisition Proposal (other than the Merger); or (b) induce or encourage any other shareholder of the Company to vote against, or fail to vote in favor of, the Merger Agreement, the Merger and the Plan of Merger. The Shareholder shall notify Parent of any written inquiries or proposals it receives relating to an Acquisition Proposal.

Section 1.3 Agreement to Vote Shares. Unless this Agreement shall have terminated in accordance with its terms, the Shareholder hereby agrees that: (a) at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock at which shareholders of the Company will consider the Merger Agreement and the transactions contemplated thereby, the Shareholder shall appear at the meeting or otherwise cause the Shares to be counted as present at the meeting for purposes of establishing a quorum, and the Shareholder shall vote (or cause to be voted) the Shares in favor of the Merger Agreement, the Merger and the Plan of Merger; and
(b) the Shareholder shall vote the Shares against any other Acquisition Proposal or any other corporate action that could reasonably be expected to materially impair or delay consummation of the Merger.

Section 1.4 No Inconsistent Agreements. The Shareholder shall not, in its capacity as a shareholder of the Company, enter into any agreement or take any other action that would (a) violate Section 1.1, Section 1.2 or Section 1.3 of this Agreement or (b) reasonably be expected to materially restrict, limit or interfere with the performance of its obligations hereunder or the consummation of the transactions contemplated hereby or the Merger Agreement.

ARTICLE II

                   Representations and warranties of the shareholder

Section 2.1 Authorization, etc. The Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and to perform the Shareholder's obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Shareholder, and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies. [If the Shareholder is married and the Shares constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Shareholder's spouse, enforceable against the Shareholder's spouse in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies.1]

Section 2.2 No Conflicts or Consents. The execution and delivery of this Agreement by the Shareholder do not, and the performance of this Agreement by the Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Shareholder or by which the Shareholder or any of the Shareholder's properties is or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Shares pursuant to, any contract to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's properties is or may be bound or affected; or (iii) require any consent or approval of any person, except in the case of clause (i), (ii) or (iii) above where any of such events would not have a material adverse effect on the Shareholder or otherwise impair the Shareholder's ability to satisfy the Shareholder's obligations hereunder.

Section 2.3 Title to Securities. As of the date of this Agreement: (a) the Shareholder either (i) holds of record or (ii) beneficially owns with the right to vote (in the case of clause (i) and (ii), free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances (collectively, "Liens")) the number of outstanding shares of Company Common Stock set forth under the heading "Number of Shares" on Schedule A hereof; [and] (b) [the Shareholder holds (free and clear of any Liens) the options and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on Schedule A hereof; and (c)]2 the Shareholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares [and options and other rights]2 specified on Schedule A hereof. Except as set forth on Schedule A, the Shareholder has sole voting power with respect to the Shares.

Section 2.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement, and will be accurate in all material respects at all times through the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms.

Section 2.5 Reliance by Parent and Merger Sub. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

ARTICLE III

                            MISCELLANEOUS

Section 3.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

Section 3.2 Further Assurances. The parties hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

Section 3.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, and such remedies shall be cumulative and not exclusive. The Shareholder further agrees that neither Parent, Merger Sub nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.3, and the Shareholder irrevocably waives any right the Shareholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 3.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 3.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise (other than by will or the laws of descent and distribution) without the written consent of all parties hereto. Any purported assignment shall be void.

Section 3.6 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.7 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any waiver under this Agreement shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 3.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 3.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.9):

         if to Merger Sub or Parent:

                  KTC/AMG Holdings Corp.
                  KTC Acquisition Corp.
                  4895 Dressler Road North West
                  Canton, Ohio 44718
                  Attention:   Dennis A.Nash
                               President and Chief Executive Officer
                  Telecopy: (330) 491-1471

         with copy to (which shall not constitute notice):

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention:  Paul Jacobs, Esq.
                  Telecopy:  (212) 318-3400

         if to a Shareholder:

                  at the address set forth on Schedule A

         with a copy to (which shall not constitute notice):


Section 3.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina applicable to contracts executed in and to be performed in that State without regard to its conflict of law principles or rules.

Section 3.11 Termination. This Agreement shall terminate automatically without any further action of the parties hereto upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms.

Section 3.12 Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer. The person(s) signing this Agreement as Shareholder are doing so solely in his, her or its capacity as the record or beneficial owner of, or as the trustee of a trust which is the record or beneficial owner of, shares of Company Common Stock, and nothing herein shall limit or affect any actions taken by the Shareholder (or a trustee or beneficiary of a trust which is a Shareholder) in his or her capacity as an officer or director of the Company.

Section 3.13 Independence of Obligations. The covenants and obligations of the Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Shareholder, on the one hand, and the Company, Merger Sub or Parent, on the other. The existence of any claim or cause of action by the Shareholder against the Company, Merger Sub or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against the Shareholder.

Section 3.14 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Merger Sub in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 3.15 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first written above.

                                 KTC/AMG HOLDINGS CORP.


                           By:      ____________________________________
                           Name:    ____________________________________
                           Title:   ____________________________________


                                 KTC ACQUISITION CORP.


                           By:      ____________________________________
                           Name:    ____________________________________
                           Title:   ____________________________________



            [The remainder of this page is intentionally left blank]

                                  SHAREHOLDER:

                             ----------------------------------------





             [The remainder of this page is intentionally left blank]

                                   SCHEDULE A

 Name, Address, Telecopy No. of Shareholder                   Number of Shares

--------
1 This sentence is to be included only in agreements executed by individuals.

2 These clauses are to be included only in agreements with executive officers.

                                       B-1
                                    EXHIBIT B

                                 PLAN OF MERGER

A.       Corporations Participating in Merger.
         ------------------------------------

         KTC Acquisition Corp., a North Carolina corporation (the "Merging Corporation"), shall merge (the "Merger") into Kenan Transport Company, a North Carolina corporation (the "Company"), which shall be the surviving corporation (the "Surviving Corporation").

B.       Merger.
         ------

         The Merger shall be effected pursuant to the terms and conditions of this Plan of Merger (the "Plan") and the Agreement and Plan of Merger, dated as of January 25, 2001, among Advantage Management Holdings Corp., a Delaware corporation, KTC/AMG Holdings Corp., a Delaware corporation ("Parent Corporation"), the Merging Corporation and the Company (the "Merger Agreement"). At the Effective Time (as defined below), the corporate existence of the Merging Corporation shall cease, and the corporate existence of the Surviving Corporation shall continue. The time when the Merger becomes effective is referred to herein as the "Effective Time."

C.       Conversion and Exchange of Shares.
         ---------------------------------

         As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Parent Corporation, the Merging Corporation or the Company:

1. Company Common Stock. Each share of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock held directly by the Parent Corporation and the Merging Corporation), automatically shall be converted into the right to receive $35 in cash without interest (the "Merger Consideration").

2. Cancellation of Certain Shares. Each share of Company Common Stock held directly by the Parent
         ------------------------------
                  Corporation and the Merging Corporation immediately prior to the Effective Time shall be cancelled and extinguished, and no consideration shall be delivered therefor.

3. Merging Corporation Common Stock. Each share of common stock, no par value, of the Merging Corporation issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

D.       Exchange Procedures.
         -------------------

         Promptly after the Effective Time, the Parent Corporation shall cause ___________________, as payment agent under the Merger Agreement (the "Payment Agent"), to mail to each holder of record as of the Effective Time of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock which were converted into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such provisions as the Parent Corporation shall reasonably specify) and (ii) instructions for effecting the exchange of the Certificates for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Payment Agent or to such other agent or agents as may be appointed by the Parent Corporation, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in accordance with the Merger Agreement, and the
Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration. No interest shall be paid or accrued on any amount payable upon surrender of any Certificate. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Payment Agent any transfer or similar taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Payment Agent that such tax has been paid or is not payable. Any Merger Consideration made available to the Payment Agent pursuant to the Merger Agreement which remains undistributed for six months after the Effective Time shall be returned by the Payment Agent to the Surviving Corporation, which shall thereafter act as Payment Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to the Parent Corporation and the Surviving Corporation for payment of any funds to which such holder may be due, subject to applicable law.

E.       No Further Ownership Rights in Company Common Stock.
         ---------------------------------------------------

         The Merger Consideration paid in exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Plan.

F.       Abandonment.
         -----------

         After approval of this Plan by the shareholders of the Merging Corporation and the Surviving Corporation, and at any time prior to the Effective Time, the board of directors of the Company may abandon the Merger.